As filed with the Securities and Exchange Commission on March 27, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

EQUILLIUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-1554746
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2223 Avenida de la Playa, Suite 105 La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

2018 Equity Incentive Plan

2018 Employee Stock Purchase Plan

(Full titles of the plans)

Daniel M. Bradbury

Chief Executive Officer

Equillium, Inc.

2223 Avenida de la Playa, Suite 105

La Jolla, California 92037

(858) 412-5302

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq. Karen E. Anderson, Esq. Wade W. Andrews, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 Tel: (858) 550-6000	Jason A. Keyes Chief Financial Officer Equillium, Inc. 2223 Avenida de la Playa, Suite 105 La Jolla, California 92037 (858) 412-5302

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
2018 Equity Incentive Plan Common Stock, $0.0001 par value per share	868,811(3)	$7.22	$6,272,815.42	$760.27
2018 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	173,762(4)	$7.22	$1,254,561.64	$152.06
Total	1,042,573		$7,527,377.06	$912.33

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 26, 2019, as reported on the NASDAQ Global Market.

(3)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Equillium, Inc. 2018 Equity Incentive Plan (the “2018 Plan”), on January 1, 2019 pursuant to an “evergreen” provision contained in the 2018 Plan. Pursuant to such provision, on January 1 of each year through January 1, 2028, the number of shares authorized for issuance under the 2018 Plan is automatically increased by: (a) a number equal to 5% of the total number of shares of the Registrant’s capital stock outstanding on December 31 of the preceding calendar year; or (b) a number of shares of Common Stock that may be determined by the Registrant’s Board of Directors that is less than the preceding clause (a).

(4)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Equillium, Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”), on January 1, 2019 pursuant to an “evergreen” provision contained in the 2018 ESPP. Pursuant to such provision, on January 1 of each year through January 1, 2028, the number of shares authorized for issuance under the 2018 ESPP is automatically increased by a number equal to the lesser of: (a) 1% of the total number of shares of the Registrant’s capital stock outstanding on December 31 of the preceding calendar year; (b) 343,275 shares; or (c) a number of shares of Common Stock that may be determined by the Registrant’s Board of Directors that is less than (a) and (b).

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2018 Plan and 2018 ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 16, 2018 (File No. 333-227859). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on October 16, 2018).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on October 16, 2018).

4.3

Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-227387), as amended, originally filed on September 17, 2018).

5.1	Opinion of Cooley LLP.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.*

24.1	Power of Attorney. Reference is made to the signature page hereto.*

99.1

Equillium, Inc. 2018 Equity Incentive Plan and Forms of Stock Option Grant Notice, Option Agreement and Notice of Exercise thereunder (incorporated by reference to Exhibit 99.2 of the Registrant’s Registration Statement on Form S-8 (File No. 333-227859) filed on October 16, 2018).

99.2	Equillium, Inc. 2018 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.3 of the Registrant’s Registration Statement on Form S-8 (File No. 333-227859) filed on October 16, 2018).
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on March 27, 2019.

Equillium, Inc.

By:	/s/ Daniel M. Bradbury
Daniel M. Bradbury
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel M. Bradbury and Jason A. Keyes, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel M. Bradbury	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 27, 2019
Daniel M. Bradbury

/s/ Jason A. Keyes	Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2019
Jason A. Keyes

/s/ Bruce D. Steel	President, Chief Business Officer and Member of the Board of Directors	March 27, 2019
Bruce D. Steel

/s/ Stephen Connelly, Ph.D.	Chief Scientific Officer and Member of the Board of Directors	March 27, 2019
Stephen Connelly, Ph.D.

/s/ Martha J. Demski	Member of the Board of Directors	March 27, 2019
Martha J, Demski

/s/ Bala S. Manian, Ph.D.	Member of the Board of Directors	March 27, 2019
Bala S. Manian, Ph.D.

/s/ Charles McDermott	Member of the Board of Directors	March 27, 2019
Charles McDermott

/s/ Mark Pruzanski, M.D.	Member of the Board of Directors	March 27, 2019
Mark Pruzanski, M.D.